Exhibit 99.1

SPARTAN STORES AND NASH FINCH TO COMBINE TO CREATE ONE OF THE LEADING

GROCERY WHOLESALE AND RETAIL OPERATORS IN THE U.S.

Brings Together Two Highly Complementary Organizations with Industry Leading Distribution Services and Strong Retail Stores and Private Brands

Creates a Combined Entity with Annual Sales of $7.5 Billion and Significant Scale and Geographic Reach across Grocery Wholesale, Retail and Military Commissary and Exchange Channels

Unlocks Significant Value to Shareholders with Approximately $50 Million in Annual Cost Synergies

Combination Expected to be Accretive to EPS, Excluding One-Time Costs,

Within the First Full Fiscal Year of Operations

Continued Focus on Returning Capital to Shareholders, Including a $0.48 Per Share Annual Dividend Policy for the Combined Company, Supported by Strong Free Cash Flow and a Flexible Balance Sheet

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GRAND RAPIDS, MI and MINNEAPOLIS, MN – JULY 22, 2013 – Spartan Stores, Inc. (Nasdaq: SPTN), a leading regional grocery distributor and retailer, and Nash Finch Company (Nasdaq: NAFC), one of the leading food distribution companies in the United States, today announced that they have entered into a definitive merger agreement under which Spartan Stores and Nash Finch will combine in an all-stock merger valued at approximately $1.3 billion, including existing net debt at each company.

The combination creates a leader in the grocery wholesale, retail and military commissary and exchange channels with pro forma annual sales of approximately $7.5 billion.  Together, Spartan Stores and Nash Finch will have 22 distribution centers covering 37 states, 188 retail stores and will be the leading distributor to military commissaries and exchanges in the United States.  The combined company will have significant scale and geographic reach to provide value-added distribution services to a diversified customer base and drive new growth opportunities through increased customer penetration, new customer additions and expansion into new market segments.  The combined company will also have a comprehensive portfolio of strong private brands including Spartan Stores’ Spartan® brand and Nash Finch’s Our Family® and Nash Brothers Trading Company® brands.

Under the terms of the transaction, which has been unanimously approved by the boards of directors of both companies, Nash Finch shareholders will receive a fixed ratio of 1.20 shares of Spartan Stores common stock for each share of Nash Finch common stock they own.  Upon closing, which is expected by the end of calendar 2013, Spartan Stores shareholders will own approximately 57.7% of the equity of the combined company and Nash Finch shareholders will own approximately 42.3%.

Dennis Eidson, President and Chief Executive Officer of Spartan Stores, said, “This transformational transaction provides a unique opportunity to bring together Spartan Stores’ grocery distribution and retail operations in Michigan, Indiana and Ohio with Nash Finch’s leading position in grocery distribution to military commissaries and exchanges and its complementary wholesale grocery network throughout the U.S.  Together, we will create one of the premier grocery wholesaler and retail operators, with a comprehensive portfolio of high quality private brands, nationwide distribution services and a strong platform for future growth.  By combining our resources, expertise and talent we will become a stronger and more efficient organization with an enhanced ability to leverage our size, geographic reach and hybrid business model to better compete in the evolving grocery industry.  In addition, the scale of the combined company will provide efficiencies and savings in purchasing and strengthen our ability to serve our independent retail customers, military commissaries and exchanges and retail consumers. At the same time, the combined company will have greater financial flexibility to drive growth, which will provide opportunities for many employees and deliver increased value to shareholders.”

Alec Covington, President and Chief Executive Officer of Nash Finch commented, “This transaction is consistent with our vision to become the largest and most admired food distributor in the U.S.  The complementary operations and outstanding strategic fit of these two companies creates significant value for both companies’ shareholders.  Our shared vision to provide best-in-class services to our wholesale customers and attractive formats for our retail consumers, as well as our continued commitment to serving our nation’s military heroes and their families, at home and abroad, creates a powerful platform for growth over the long term.  In addition, Spartan Stores and Nash Finch share a common culture and passion for integrity, teamwork, innovation and dedication to the customers we serve.”

Mr. Eidson will serve as President and Chief Executive Officer of the combined company.  Mr. Covington will remain with the combined organization in an advisory role to help ensure a smooth transition.  The combined company, which will retain a presence in both Minneapolis, MN and Grand Rapids, MI, will include members of each company’s experienced management teams and employee bases.  Nash Finch’s military business will continue to conduct its operations as it has in the past and will remain based in Norfolk, VA.  Edward Brunot, who currently serves as President of Nash Finch’s military business, will continue to lead that business in the combined organization. Craig Sturken, Chairman of Spartan Stores’ Board of Directors, will serve as Chairman of the Board of Directors of the combined company, which will be comprised of twelve members, with seven being designated by Spartan Stores and five being designated by Nash Finch.

The combined company is expected to achieve approximately $50 million in annual cost synergies by the third full fiscal year of operations, primarily derived from the consolidation of corporate functions, procurement and other operating efficiencies. Including these synergies, the transaction is expected to be accretive to earnings per share, excluding one-time costs, within the first full fiscal year of operations, enabling shareholders of both companies to share in the upside potential of the combined organization. The combined company also expects to consistently continue to return value to shareholders through a dividend which will initially be set at $0.48 per share on an annualized basis.

The transaction is subject to customary regulatory approvals and closing conditions, including the approval of Spartan Stores and Nash Finch shareholders.  Moelis & Company LLC acted as Spartan Stores’ financial advisor. Warner Norcross & Judd LLP acted as Spartan Stores’ legal counsel and Skadden, Arps, Slate, Meagher & Flom LLP acted as counsel for Spartan Stores’ Board of Directors. Nash Finch’s financial advisor was J.P. Morgan Securities Inc. LLC and its legal advisor was Morgan, Lewis & Bockius LLP.

Conference Call and Webcast Details

The management of both companies will host a joint conference call and live webcast on Monday, July, 22, 2013 at 9:00 a.m. ET to discuss this announcement. The companies welcome all members of the investment community to listen to the call live by dialing into 877-705-6003 in the U.S. or 201-493-6725 outside the U.S. A live webcast of this conference call will also be available at www.spartanstores.com and www.nashfinch.com. The webcast will be available for replay on both company websites and can be accessed by calling 877-870-5176 in the U.S. or 858-384-5517 outside the U.S. and entering the passcode: 418366.

About Spartan Stores

Grand Rapids, Michigan-based Spartan Stores, Inc. (Nasdaq: SPTN) is the nation's ninth largest grocery distributor with 1.4 million square feet of warehouse, distribution, and office space located in Grand Rapids, Michigan. The Company distributes more than 40,000 private and national brand products to approximately 390 independent grocery locations in Michigan, Indiana and Ohio, and to the Company's 102 corporate owned stores located in Michigan, including Family Fare Supermarkets, Glen's Markets, D&W Fresh Markets, VG's Food and Pharmacy, and Valu Land.

About Nash Finch Company

Nash Finch is a Fortune 500 company and the largest food distributor serving military commissaries and exchanges in the United States.  Nash Finch’s core businesses include distributing food to military commissaries and exchanges and independent grocery retailers located in 37 states, the District of Columbia, Europe, Cuba, Puerto Rico, the Azores, Bahrain and Egypt. The Company also owns and operates a base of retail stores, primarily supermarkets under the Family Fresh Market®, Econofoods®, Family Thrift Center®, No Frills®, Bag 'n Save®, AVANZA®, and Sun Mart® trade names. Further information is available on the Company's website, www.nashfinch.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements regarding the effects of the proposed merger and statements preceded by, followed by or that otherwise include the words “expects,” “believes,” or “estimates,” “vision,” or similar expressions; that the combined company is “positioned,” for a result; that an event or trend "will" occur; or that a circumstance represents an “opportunity.” Forward looking statements relating to expectations about future results or events are based upon information available to Spartan Stores and Nash Finch as of today’s date, and are not guarantees of the future performance of Spartan Stores, Nash Finch or the combined company, and actual results may vary materially from the results and expectations discussed. Although Spartan Stores and Nash Finch have signed an agreement, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive the necessary approval of Spartan Stores’ shareholders or Nash Finch’s stockholders and government approvals, or if any conditions to closing are not satisfied. Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of Spartan Stores’ and Nash Finch’s business and the combined company’s ability to compete in the highly competitive grocery distribution and retail grocery industry. The adoption of a dividend policy does not commit the board of directors to declare future dividends. Each future dividend of Spartan Stores, Nash Finch, and the combined company will be considered and declared by the respective board of directors at its discretion. The ability of Spartan Stores, Nash Finch, and the combined company to continue to declare dividends will depend on a number of factors, including future financial condition, profitability and compliance with the terms of applicable credit facilities. Additional information concerning these and other risks is contained in Spartan Stores’ and Nash Finch’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning Spartan Stores, Nash Finch, the proposed merger or other matters and attributable to Spartan Stores or Nash Finch or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Spartan Stores nor Nash Finch undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Important Information for Investors

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The issuance of Spartan Stores common stock in connection with the proposed merger will be submitted to the Spartan Stores’ shareholders for their consideration, and the proposed merger will be submitted to Nash Finch’s stockholders for their consideration.  Spartan Stores will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement to be used by Spartan Stores and Nash Finch to solicit the required approval of their respective shareholders in connection with the proposed merger and will constitute a prospectus of Spartan Stores. Spartan Stores and Nash Finch may also file other documents with the SEC concerning the proposed merger.  INVESTORS AND SECURITY HOLDERS OF SPARTAN STORES AND NASH FINCH ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders may obtain a free copy of the joint proxy statement and prospectus and other documents containing important information about Spartan Stores and Nash Finch, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Spartan Stores will be available free of charge on Spartan Stores’ website at www.spartanstores.com under the tab “Investor Relations” or by contacting Jeanne Norcross, Vice President Corporate Affairs, (616) 878-2830. Copies of documents filed with the SEC by Nash Finch will be available free of charge on Nash Finch’s website at www.nashfinch.com under the tab “Investors” or by contacting Kathleen Mahoney, Executive Vice President, General Counsel and Secretary, (952) 844-1262.

Participants in the Transaction

Spartan Stores, Nash Finch and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Spartan Stores and stockholders of Nash Finch in connection with the proposed transaction.  Information about the directors and executive officers of Spartan Stores is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on June 14, 2013.  Information about the directors and executive officers of Nash Finch is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 11, 2013.  These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and prospectus and other relevant materials to be filed with the SEC when they become available.

Contact Information

Spartan Stores Media Contact:

Spartan Stores Investor Contact:

Jeanne Norcross

Dave Staples

Vice President Corporate Affairs

Executive Vice President & CFO

(616) 878-2830

(616) 878-8793

Nash Finch Media Contact:

Nash Finch Investor Contact:

Bryan Locke/Meghan Gavigan

Bob Dimond

Sard Verbinnen & Co

Executive Vice President, CFO and Treasurer

(312) 895-4700

(952) 844-1060